UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 23, 2014

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The Company announced that its year-to-date net revenues for fiscal year 2015 are up 28.6% compared with last year, led by its line of home infusion products, while third quarter net revenues for fiscal 2015 increased 21.8% from fiscal 2014. The company’s current fiscal year ends February 28, 2015.

Revenues for the third quarter of fiscal 2015 were $2,654,900 compared with $2,180,000 for the third quarter of fiscal 2014. In addition to representing a 21.8% increase year over year, the third quarter results for fiscal 2015 show a 6% increase over second quarter revenues of $2,505,900.

5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Company announced that Mr. Sealfon will reassume the responsibilities of Chief Operating Officer (COO) following the December 19, 2014, expiration of a consulting agreement with Rick McWhorter, who had been serving as interim COO.

ITEM 8.01 OTHER EVENTS.

The Company issued a press release on December 23, 2014 titled “Repro Med Systems, Inc. (Repr) Announces Strong Results for Third Quarter Ended November 30, 2014”.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 23, 2014

The press release is furnished herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: December 23, 2014	By:	/s/ Andrew I. Sealfon
Andrew I. Sealfon President and Chief Executive Officer